Exhibit 10.1

MFRI, INC.

RESOLUTIONS OF

BOARD OF DIRECTORS

WHEREAS, the rules of NASDAQ have been amended to provide that on and after January 1, 2008, all securities must be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended;

WHEREAS, to be eligible for a Direct Registration Program, a corporation must permit the issuance of its securities in uncertificated form;

WHEREAS, the bylaws (the “Bylaws”) of MFRI, Inc. (the “Corporation”) currently provide that shares of the Corporation’s stock shall be represented by a certificate or certificates; and

WHEREAS, it is in the best interest of the Corporation to amend the Bylaws to permit the issuance of its stock in uncertificated form;

NOW, THEREFORE, BE IT RESOLVED, that Article V, Section 1 of the Bylaws of the Corporation be, and it hereby is, amended by deleting said Section in its entirety and substituting in lieu thereof the following:

Section 1. CERTIFICATES. Any or all of the corporation’s classes or series of shares of capital stock may be represented by certificates or may be issued without certificates, as determined by the Board of Directors. Every holder of stock represented by certificates, and every holder of uncertificated shares of a class or series of stock at least some of which is represented by certificates, shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile.

FURTHER RESOLVED, that Article V, Section 3 of the Bylaws of the Corporation be, and it hereby is, amended by deleting said Section in its entirety and substituting in lieu thereof the following:

Section 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are represented by certificates, shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued, unless such shares have become uncertificated. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

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